As filed with the U.S. Securities and Exchange Commission on February 9, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

REVELATION BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(Jurisdiction of incorporation or organization)

2834	84-3898466
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4660 La Jolla Village Drive, Suite 100, San Diego, CA 92122

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

650-800-3717

(Registrant’s telephone number, including area code)

James Rolke

Chief Executive Officer

Revelation Biosciences, Inc.

4660 La Jolla Village Drive, Suite 100

San Diego, California 92122

650-800-3717

(Name, address and phone number of agent for service)

Copies of Communications to:

J.P. Galda, Esq.	Robert F. Charron, Esq.
J.P. Galda & Co.	Ellenoff Grossman & Schole LLP
40 East Montgomery Avenue LTW 220	1345 Avenue of the Americas
Ardmore, Pennsylvania 19003	New York, New York 10105
(215) 815-1534	(212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒. 333-268576

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by Revelation Biosciences, Inc. (the “Company”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $7,730,250 in additional (i) shares of the Company’s common stock, par value $0.001 per share (the “common stock”), (ii) pre-funded warrants to purchase shares of our common stock, (iii) warrants to purchase shares of our common stock (together with the pre-funded warrants, the “warrants”) and (iv) shares of common stock issuable upon exercise of the Warrants. The contents of the Registration Statement on Form S-1 (Registration No. 333-268576), as amended, including the exhibits and powers of attorney included therein (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on February 9, 2023, are incorporated by reference in this Registration Statement. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

ITEM 16. Exhibits.

The following documents are filed as part of this Registration Statement:

Exhibit	Description
5.1*	Opinion of J.P. Galda & Co. as to the validity of the shares of Common Stock of Revelation Biosciences, Inc.
23.1*	Consent of Baker Tilly US, LLP, independent registered public accounting firm of Revelation Biosciences, Inc.
23.2*	Consent of J.P. Galda & Co. (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).
24.1(1)	Power of Attorney (contained on signature page to the Prior Registration Statement).
107*	Registration fee table

*	Filed Herewith
(1)	Previously filed as an exhibit to Revelation Biosciences, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-268076).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on February 9, 2023.

Revelation Biosciences, Inc.

By:	James Rolke*
James Rolke
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed, as of February 9, 2023, by the following persons in the capacities indicated below.

BY:	James Rolke*
Chief Executive Officer and Director

BY:	George Tidmarsh*
Chairman and Director

BY:	/s/ Chester S. Zygmont, III
Chief Financial Officer and Principal Accounting Officer

BY:	Jennifer Carver*
Director

BY:	Jess Roper*
Director

BY:	Curt LaBelle*
Director

*	By:	/s/ Chester S. Zygmont III, Attorney-in Fact